Exhibit 5

July 27, 2021

NextEra Energy Partners, LP

700 Universe Boulevard

Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to NextEra Energy Partners, LP, a Delaware limited partnership (“NEP”), in connection with the preparation of a registration statement on Form S-3 (“Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), in connection with the registration of the offer and sale by NEP of an unspecified amount of (i) common units representing limited partner interests in NEP (“Common Units”); (ii) preferred units representing limited partner interests in NEP (“Preferred Units”); (iii) warrants to purchase Common Units or Preferred Units (“Warrants”); (iv) rights to purchase Common Units or Preferred Units (“Rights”); (v) debt securities of NEP (“Debt Securities”); (vi) contracts to purchase Common Units or Preferred Units or other agreements or instruments requiring NEP to sell Common Units or Preferred Units or other securities (collectively, “Equity Purchase Contracts”); and (vii) units representing ownership of an Equity Purchase Contract and Debt Securities, Common Units, Preferred Units or preferred securities or debt obligations of third parties, including U.S. Treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing (“Equity Purchase Units”).

In connection with this opinion letter, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. We have assumed that there will be no changes to such documents and records, or expiration thereof, after the date hereof which would affect the opinions expressed herein.

Based upon the foregoing, we are of the opinion that:

1. The Common Units will be validly issued, and holders of the Common Units will have no obligation to make payments or contributions to NEP or its creditors solely by reason of their ownership of such Common Units (other than as provided in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”)), when:

NextEra Energy Partners, LP

July 27, 2021

a. NEP’s board of directors (or a committee of the board of directors) (collectively, “Board of Directors”) shall have adopted appropriate resolutions (“Common Unit Resolutions”) approving and authorizing the issuance and sale of such Common Units; and

b. such Common Units shall have been issued and sold in compliance with NEP’s Fifth Amended and Restated Agreement of Limited Partnership, dated as of November 12, 2019 (“Partnership Agreement”), for the consideration contemplated by the Common Unit Resolutions and otherwise as contemplated by the Registration Statement, a prospectus supplement and a purchase, underwriting, distribution or similar agreement (“Sales Agreement”) relating to the offer and sale of such Common Units.

2. The Preferred Units will be validly issued, and holders of the Preferred Units will have no obligation to make payments or contributions to NEP or its creditors solely by reason of their ownership of the Preferred Units (other than as provided in Sections 17-303, 17-607 and 17-804 of the DRULPA), when:

a. the Board of Directors shall have adopted appropriate resolutions (“Preferred Unit Resolutions”) establishing the preferences, limitations and relative rights of such Preferred Units and approving and authorizing the issuance and sale of such Preferred Units;

b. an amendment to the Partnership Agreement establishing the preferences, limitations and relative rights of such Preferred Units shall have been executed by a duly authorized officer of NEP; and

c. such Preferred Units shall have been issued and sold in compliance with the Partnership Agreement (as so amended), for the consideration contemplated by the Preferred Unit Resolutions, and otherwise as contemplated by the Registration Statement, a prospectus supplement and a Sales Agreement relating to the offer and sale of such Preferred Units.

3. The Warrants will be valid, legal and binding obligations of NEP, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and by concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any such matter is brought (collectively, the “Exceptions”), when:

a. the Board of Directors shall have adopted appropriate resolutions (“Warrant Resolutions”) establishing the terms and provisions of such Warrants and approving and authorizing the issuance and sale of such Warrants;

NextEra Energy Partners, LP

July 27, 2021

b. a warrant agreement (“Warrant Agreement”) with respect to such Warrants shall have been executed and delivered by a duly authorized officer of NEP and by a warrant agent under such Warrant Agreement; and

c. such Warrants shall have been issued and sold in accordance with their terms and provisions, for the consideration contemplated by the Warrant Resolutions, and otherwise as contemplated by the Registration Statement, a prospectus supplement and a Sales Agreement relating to the offer and sale of such Warrants.

4. The Rights will be valid, legal and binding obligations of NEP, except as limited or affected by the Exceptions, when:

a. the Board of Directors shall have adopted appropriate resolutions (“Rights Resolutions”) establishing the terms and provisions of such Rights and approving and authorizing the issuance and sale of such Rights;

b. a rights agreement (“Rights Agreement”) with respect to such Rights shall have been executed and delivered by a duly authorized officer of NEP and by a rights agent under such Rights Agreement; and

c. such Rights shall have been issued and sold in accordance with their terms and provisions, for the consideration contemplated by the Rights Resolutions, and otherwise as contemplated by the Registration Statement, a prospectus supplement and a Sales Agreement relating to the offer and sale of such Rights.

5. The Debt Securities will be valid, legal and binding obligations of NEP, except as limited or affected by the Exceptions, when:

a. the Board of Directors shall have adopted appropriate resolutions (“Debt Securities Resolutions”) establishing the terms and provisions of such Debt Securities and approving and authorizing the issuance and sale of such Debt Securities;

b. a Form T-1 shall have been filed with the Commission qualifying an indenture (“Indenture”) with respect to such Debt Securities under the Trust Indenture Act of 1939, as amended;

c. the Indenture shall have been executed and delivered by a duly authorized officer of NEP and by the trustee under such Indenture;

NextEra Energy Partners, LP

July 27, 2021

d. the terms and provisions of such Debt Securities shall have been approved by a duly authorized officer of NEP in accordance with such Indenture and the Debt Securities Resolutions; and

e. such Debt Securities shall have been issued and sold in accordance with the Indenture and the terms and provisions of such Debt Securities, for the consideration contemplated by the Debt Securities Resolutions, and otherwise as contemplated by the Registration Statement, a prospectus supplement and a Sales Agreement relating to the offer and sale of such Debt Securities.

6. The Equity Purchase Contracts and Equity Purchase Units will be valid, legal and binding obligations of NEP, except as limited or affected by the Exceptions, when:

a. the Board of Directors shall have adopted appropriate resolutions (“Equity Resolutions”) establishing the terms and provisions of such Equity Purchase Contracts or Equity Purchase Units, as the case may be, and approving and authorizing the issuance and sale of such Equity Purchase Contracts or Equity Purchase Units, as the case may be;

b. the terms and provisions of such Equity Purchase Contracts or Equity Purchase Units, as the case may be, shall have been approved by a duly authorized officer of NEP in accordance with the Equity Resolutions; and

c. such Equity Purchase Contracts or Equity Purchase Units, as the case may be, shall have been issued and sold in accordance with their respective terms and provisions, for the consideration contemplated by the Equity Resolutions and otherwise as contemplated by the Registration Statement, a prospectus supplement and a Sales Agreement relating to the offer and sale of such Equity Purchase Contracts or Equity Purchase Units, as the case may be.

Notwithstanding that the Registration Statement provides for the registration of an unspecified amount of the securities described above, the amount of any particular securities, as well as the aggregate amount of all such securities and any combination of such securities, that may be offered and sold as contemplated by the Registration Statement is limited to the amounts authorized from time to time by the Board of Directors.

This opinion letter is limited to the DRULPA and the laws of the State of New York as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion herein stated.

NextEra Energy Partners, LP

July 27, 2021

We hereby consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legal Opinions” and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP